CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this Registration Statement on Form S-8 of Sonoco Products Company of our report dated January 30, 1998, on our audits of the consolidated financial statements of Sonoco Products Company as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is incorporated by reference in the Company's Annual Report on Form 10-K.

                                             s/PricewaterhouseCoopers LLP
                                               PricewaterhouseCoopers LLP

Charlotte, North Carolina
December 30, 1998

                                        9